EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-128370 and 333-134440 on Form S-8 pertaining to the Mountain National Bancshares, Inc. Stock Option Plan and Registration Statements No. 333-126575 and 333-135730 on Form S-3 of our report dated March 31, 2010, appearing in this Annual Report on Form 10-K of Mountain National Bancshares, Inc. for the year ended December 31, 2009.
/s/ Crowe Horwath LLP
Brentwood, Tennessee
March 31, 2010